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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 13, 2012, with respect to:

  •
  the consolidated financial statements of GeoResources, Inc., and

  •
  the financial statements of SBE Partners LP

included in the Current Report on Form 8-K of Halcón Resources Corporation dated August 1, 2012 and filed on September 11, 2012, which are incorporated by reference in this Registration Statement We consent to the incorporation by reference in the Registration Statement of Halcón Resources Corporation of the aforementioned reports, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Houston, Texas
September 27, 2013

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM